                                                                      EXHIBIT 21

                  [X] W. R. GRACE & CO., A DELAWARE CORPORATION
                                U.S. SUBSIDIARIES

                                                                      12/31/2004

[X] Chapter 11 Filing - April 2, 2001

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                                                               STATE OF
             SUBSIDIARY NAME                        CO. #   INCORPORATION
-------------------------------------------------------------------------
[X]   A-1 Bit & Tool Co., Inc.                        458         DE
      * Advanced Refining Technologies LLC            930         DE
[X]   Alewife Boston Ltd.                             070         MA
[X]   Alewife Land Corporation                        069         MA
      Alltech Associates, Inc.                                    IL
[X]   Amicon, Inc.                                    174         DE
      AP Chem Incorporated                            436         MD
[X]   CB Biomedical, Inc.                             125         DE
[X]   CCHP, Inc.                                      074         DE
[X]   Coalgrace, Inc.                                 824         DE
[X]   Coalgrace II, Inc.                              835         DE
      Construction Products Dubai, Inc.               121         DE
[X]   Creative Food 'N Fun Company                    587         DE
[X]   Darex Puerto Rico, Inc.                         798         DE
[X]   Del Taco Restaurants, Inc.                      557         DE
[X]   Dewey and Almy, LLC                             406         DE
[X]   Ecarg, Inc.                                     519         NJ
[X]   Five Alewife Boston Ltd.                        071         MA
[X]   G C Limited Partners I, Inc.                    465         DE
[X]   G C Management, Inc.                            539         DE
[X]   GEC Management Corporation                      689         DE
[X]   GN Holdings, Inc.                               073         DE
[X]   GPC Thomasville Corp.                           637         DE
[X]   Gloucester New Communities Company, Inc.        572         NJ
[X]   Grace A-B Inc.                                  625         DE
[X]   Grace A-B II Inc.                               827         DE
      Grace Asia Pacific, Inc.                        107         DE
      Grace Chemicals, Inc.                           710         DE
[X]   Grace Chemical Company of Cuba                  305         IL
      Grace Collections, Inc.                         316         DE
[X]   Grace Culinary Systems, Inc.                    479         MD
[X]   Grace Drilling Company                          877         DE
[X]   Grace Energy Corporation                        681         DE

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*    Ownership of Advanced Refining Technologies LLC is 55% W. R. Grace &
     Co.-Conn. (#001) and 45% Chevron USA, Inc.; certain enumerated actions of the Executive Committee require unanimous consent.

                                        1

                                                                      EXHIBIT 21

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                                                               STATE OF
             SUBSIDIARY NAME                        CO. #   INCORPORATION
-------------------------------------------------------------------------
[X]   Grace Environmental, Inc.                       198         DE
[X]   Grace Europe, Inc.                              407         DE
      Grace Germany Holdings, Inc.                                DE
[X]   Grace H-G Inc.                                  506         DE
[X]   Grace H-G II Inc.                               828         DE
[X]   Grace Hotel Services Corporation                480         DE
[X]   Grace International Holdings, Inc.              543         DE
      Grace Latin America, Inc.                       263         DE
      Grace Management Services, Inc.                 485         DE
[X]   Grace Offshore Company                          822         LA
[X]   Grace PAR Corporation                           621         DE
[X]   Grace Petroleum Libya Incorporated              880         DE
      Grace Receivables Purchasing, Inc.              041         DE
[X]   Grace Tarpon Investors, Inc.                    462         DE
[X]   Grace Ventures Corp.                            664         DE
[X]   Grace Washington, Inc.                          197         DE
[X]   W. R. Grace Capital Corporation                 563         NY
[X]   W. R. Grace & Co.-Conn.                         001         CT
[X]   W. R. Grace Land Corporation                    523         NY
[X]   Gracoal, Inc.                                   856         DE
[X]   Gracoal II, Inc.                                848         DE
[X]   Guanica-Caribe Land Development Corporation     376         DE
[X]   Hanover Square Corporation                      516         DE
[X]   Homco International, Inc.                       631         DE
      Ichiban Chemical Co., Inc.                      028         DE
[X]   Kootenai Development Company                    779         MT
                                                    (f/k/a
                                                      079)
[X]   L B Realty, Inc.                                495         DE
[X]   Litigation Management, Inc.                     317         DE
[X]   Monolith Enterprises, Incorporated              477         DC
[X]   Monroe Street, Inc.                             481         DE
[X]   MRA Holdings Corp.                              075         DE
[X]   MRA Intermedco, Inc.                            076         DE
[X]   MRA Staffing Systems, Inc.                      077         DE
      NZ Alltech, Inc.                                            IL
[X]   Remedium Group, Inc.                            063         DE
[X]   Southern Oil, Resin & Fiberglass, Inc.          318         FL
[X]   Water Street Corporation                        548         DE

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                                                                      EXHIBIT 21

                             NON-U.S. SUBSIDIARIES

                                    COUNTRY/
                                 SUBSIDIARY NAME
--------------------------------------------------------------------------------
ARGENTINA
--------------------------------------------------------------------------------
W. R. Grace Argentina S.A.
WRG Argentina, S.A.
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AUSTRALIA
--------------------------------------------------------------------------------
Alltech Associates (Australia) Pty. Ltd.
Grace Australia Pty. Ltd.
--------------------------------------------------------------------------------
BELGIUM
--------------------------------------------------------------------------------
Grace Construction Products N.V.
Grace N.V.
Grace Silica N.V.
Inverco Benelux N.V.
--------------------------------------------------------------------------------
BRAZIL
--------------------------------------------------------------------------------
Grace Brasil Ltda.
Grace Davison Ltda.
--------------------------------------------------------------------------------
CANADA
--------------------------------------------------------------------------------
GEC Divestment Corporation Ltd.
Grace Canada, Inc.
W. R. Grace Finance (NRO) Ltd.
--------------------------------------------------------------------------------
CHILE
--------------------------------------------------------------------------------
Grace Quimica Compania Limitada
--------------------------------------------------------------------------------
CHINA - PEOPLE'S REPUBLIC OF
--------------------------------------------------------------------------------
Grace China Ltd.
--------------------------------------------------------------------------------
COLOMBIA
--------------------------------------------------------------------------------
Grace Colombia S.A.
W. R. G. Colombia S.A.
--------------------------------------------------------------------------------
CUBA
--------------------------------------------------------------------------------
Envases Industriales y Comerciales, S.A.
Papelera Camagueyana, S.A.
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FRANCE
--------------------------------------------------------------------------------
Alltech France S.A.R.L.
Etablissements Pieri S.A.
Societe Civile Beau-Beton
W. R. Grace S.A.
--------------------------------------------------------------------------------
GERMANY
--------------------------------------------------------------------------------
Advanced Refining Technologies GmbH
Alltech G.m.b.H.
Grace Bauprodukte GmbH
Grace Darex GmbH
Grace GP G.m.b.H.
--------------------------------------------------------------------------------
GERMANY (CONTINUED)
--------------------------------------------------------------------------------
Grace Holding G.m.b.H.
Grace Management GP G.m.b.H.
Grace Silica GmbH
Grom Chromatography GmbH
--------------------------------------------------------------------------------

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                                                                      EXHIBIT 21

                                    COUNTRY/
                                 SUBSIDIARY NAME
--------------------------------------------------------------------------------
GREECE
--------------------------------------------------------------------------------
Grace Hellas E.P.E.
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HONG KONG
--------------------------------------------------------------------------------
Alltech Applied Science Labs (HK) Limited
Alltech Scientific (China) Limited
W. R. Grace (Hong Kong) Limited
W. R. Grace Southeast Asia Holdings Limited
--------------------------------------------------------------------------------
HUNGARY
--------------------------------------------------------------------------------
Grace Ertekesito Kft.
--------------------------------------------------------------------------------
INDIA
--------------------------------------------------------------------------------
W. R. Grace & Co. (India) Private Limited
--------------------------------------------------------------------------------
INDONESIA
--------------------------------------------------------------------------------
PT. Grace Specialty Chemicals Indonesia
--------------------------------------------------------------------------------
IRELAND
--------------------------------------------------------------------------------
Amicon Ireland Limited
Grace Construction Products (Ireland) Limited
Trans-Meridian Insurance (Dublin) Ltd.
--------------------------------------------------------------------------------
ITALY
--------------------------------------------------------------------------------
Alltech Italia S.R.L.
W. R. Grace Italiana S.p.A.
--------------------------------------------------------------------------------
JAPAN
--------------------------------------------------------------------------------
Advanced Refining Technologies K.K.
Grace Chemicals K.K.
Grace Japan Kabushiki Kaisha
--------------------------------------------------------------------------------
KOREA
--------------------------------------------------------------------------------
Grace Korea Inc.
--------------------------------------------------------------------------------
MALAYSIA
--------------------------------------------------------------------------------
W. R. Grace (Malaysia) Sendiran Berhad
W. R. Grace Specialty Chemicals (Malaysia) Sdn. Bhd.
--------------------------------------------------------------------------------
MEXICO
--------------------------------------------------------------------------------
Grace Container, S. A. de C. V.
W. R. Grace Holdings, S. A. de C. V.
--------------------------------------------------------------------------------
NETHERLANDS
--------------------------------------------------------------------------------
Alltech Applied Science B.V.
Amicon B.V.
Denac Nederland B.V.
Storm van Bentem en Kluyver B.V.
W. R. Grace B.V.
--------------------------------------------------------------------------------
NETHERLANDS ANTILLES
--------------------------------------------------------------------------------
W. R. Grace N.V.
--------------------------------------------------------------------------------
NEW ZEALAND
--------------------------------------------------------------------------------
Grace (New Zealand) Limited
--------------------------------------------------------------------------------
PHILIPPINES
--------------------------------------------------------------------------------
W. R. Grace (Philippines), Inc.
--------------------------------------------------------------------------------
POLAND
--------------------------------------------------------------------------------
Grace Sp. z o.o.
--------------------------------------------------------------------------------
RUSSIA
--------------------------------------------------------------------------------
Darex CIS LLC
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SINGAPORE
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                                        4

                                                                      EXHIBIT 21

                                    COUNTRY/
                                 SUBSIDIARY NAME
--------------------------------------------------------------------------------
W. R. Grace (Singapore) Private Limited
--------------------------------------------------------------------------------
SOUTH AFRICA
--------------------------------------------------------------------------------
Grace Davison (Proprietary) Limited
W. R. Grace Africa (Pty.) Limited
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SPAIN
--------------------------------------------------------------------------------
Grace, S.A.
Pieri Especialidades, S.L.
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SWEDEN
--------------------------------------------------------------------------------
Grace AB
Grace Catalyst AB
Grace Sweden AB
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SWITZERLAND
--------------------------------------------------------------------------------
Pieri S.A.
--------------------------------------------------------------------------------
TAIWAN
--------------------------------------------------------------------------------
W. R. Grace Taiwan, Inc.
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THAILAND
--------------------------------------------------------------------------------
W. R. Grace (Thailand) Limited
--------------------------------------------------------------------------------
UNITED KINGDOM
--------------------------------------------------------------------------------
A.A. Consultancy & Cleaning Company Limited
Alltech Associates Applied Science Limited
Cormix Limited
Borndear 1 Limited
Borndear 2 Limited
Borndear 3 Limited
Darex UK Limited
Emerson & Cuming (Trading) Ltd.
Emerson & Cuming (UK) Ltd.
Exemere Limited
Grace Construction Products Limited
Pieri U.K. Limited
Servicised Ltd.
W. R. Grace Limited
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VENEZUELA
--------------------------------------------------------------------------------
Grace Venezuela, S.A.
Inversiones GSC, S.A.
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